Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Bank of America Merrill Lynch Credit Conference
LAFAYETTE, LA. November 16, 2010
     Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Bank of America Merrill Lynch 2010 Credit Conference in New York at 10:10 a.m. eastern time on Thursday, November 18, 2010. A live webcast will be available in the “Event” section of the company’s website, www.stoneenergy.com. The presentation material will also be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.